Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (the “Amendment”), dated as of June 28, 2018, is made by and between Workhorse Group Inc., a Nevada corporation, (the “Company”), and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Senior Secured Note (as defined below), as applicable.

RECITALS

A. Reference is made to that certain Senior Secured Note issued by the Company on December 27, 2017 to the Holder (as amended from time to time prior to the date hereof, the “Senior Secured Note”);

B.  The Company and the Holder desire to amend the Senior Secured Note as set forth herein; and

C. In compliance with Section 12 of the Senior Secured Note, this Amendment shall only be effective upon consent of the Holder and the Company.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

NOTES

1. Amendment to Maturity Date. The penultimate sentence of Section 1 of the Senior Secured Note shall be amended and restated as follows: “The “Maturity Date” shall be July 6, 2018.”

ARTICLE II
MISCELLANEOUS

2. Effect of this Amendment. This Amendment shall form a part of the Senior Secured Note for all purposes. This Amendment shall only be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto. From and after such effectiveness, any reference to the Senior Secured Notes shall be deemed to be a reference to the Senior Secured Notes, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Senior Secured Notes shall continue in full force and effect.

3. Entire Agreement. This Amendment, together with the Senior Secured Notes, as amended to date, contains the entire agreement of the parties with respect to the matters contemplated hereby and thereby, and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

4. Governing Law. This Amendment shall be governed by the internal law of the State of New York.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

COMPANY:

WORKHORSE GROUP INC.

By:
	Name:	Stephen S. Burns
	Title:	CEO

Signature Page to Amendment Agreement—June 2018

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

HOLDER:

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By:
Name:
Title:

Signature Page to Amendment Agreement—June 2018